Exhibit 8.1

Grupo Casa Saba, S.A.B. de C.V.

List of Subsidiaries

Direct Subsidiaries	Jurisdiction of Incorporation	Percentage Stake

Alta del Centro, S.A. de C.V.	Mexico	99.50%
Alycom Saba, S.A. de C.V.	Mexico	99.99%
Capa, S.A. de C.V.	Mexico	99.50%
Centennial S.A. de C.V.	Mexico	99.99%
Comercializadora Casa Saba, S.A. de C.V.	Mexico	99.99%
Controladora de Clínicas Ambulatorias y de Rehabilitación, S.A. de C.V.	Mexico	50.01%
Distribuidora Casa Saba, S.A. de C.V.	Mexico	99.99%
Distribuidora Centennial, S.A. de C.V.	Mexico	99.99%
Distribuidora Eclipse, S.A. de C.V.	Mexico	99.99%
Estrella del Este, S.A. de C.V.	Mexico	99.99%
Estrella del Pacífico, S.A. de C.V.	Mexico	99.99%
Farmacias ABC de México, S.A. de C.V.	México	99.99%
Grupo Mexatar, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Iliria, S.A. de C.V.	Mexico	99.99%
Inmobiliaria Osa Mayor, S.A. de C.V.	Mexico	99.50%
Inmobiliaria Perceval, S.A. de C.V.	Mexico	99.99%
Inmuebles La Laguna, S.A. de C.V.	Mexico	99.50%
Medicamentos Doctorgen, S.A. de C.V.	Mexico	99.99%
Organización Sip, S.A. de C.V.	Mexico	99.99%
Publicaciones CITEM, S.A. de C.V.	Mexico	99.99%
Seadefarm, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Citem, S.A. de C.V.	Mexico	99.99%
Solo, S.A. de C.V.	Mexico	99.99%
Transportes Marproa, S.A. de C.V.	Mexico	99.50%
Ultima del Golfo, S.A. de C.V.	Mexico	99.50%
Controladora Casa Saba, S.A. de C.V.	Mexico	99.99%
Distribuidora CITEM, S.A. de C.V.	Mexico	99.99%
Distribuidora y Griega, S.A. de C.V.	Mexico	99.99%
Daltem Provee Nacional, S.A. de C.V.	Mexico	99.99%
Repartos a Domicilio, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Doctorgen, S.A. de C.V.	Mexico	99.99%

Indirect Subsidiaries

Casa Saba, S.A. de C.V.	Mexico	100%[1]
Casa Saba Brasil Holding, Ltda.	Brazil	100%
CSB Drogarias, S.A.	Brazil	100%
Farmacias Ahumada, S.A.	Chile	97.8%
Distribuidora Drogueros, S.A. de C.V.	Mexico	99.99%
Daltem Provee Norte, S.A. de C.V.	Mexico	99.99%
Drogueros S.A. de C.V.	Mexico	99.99%
Farmacias Provee de Especialidades, S.A. de C.V.	Mexico	99.99%

    1 Grupo Casa Saba, S.A.B. de C.V. directly owns 48.21% of the shares of Casa Saba and the remaining 51.79% is held through its subsidiary Transportes Marproa, S.A. de C.V.

Inmuebles Visosil, S.A. de C.V.	Mexico	99.99%
Resonancia Sports Clinic, S.A. de C.V.	Mexico	50.01%
Servicios Corporativos Sports Clinic, S.A. de C.V.	Mexico	50.01%
Tampico Sports Clinic Ambulatorias, S.A. de C.V.	Mexico	50.01%
Servicios Corporativos Drogueros, S.A. de C.V.	Mexico	99.99%
Servicios Corporativos Saba, S.A. de C.V.	Mexico	99.99%